Exhibit 99.1
LIVE OAK BANCSHARES, INC. REPORTS SECOND QUARTER 2023 RESULTS
Wilmington, NC, July 25, 2023 - Live Oak Bancshares, Inc. (NYSE: LOB) (“Live Oak” or “the Company”) today reported second quarter of 2023 net income of $17.5 million, or $0.39 per diluted share.
“This is a seminal moment in Live Oak’s history,” said Live Oak Chairman and CEO James S. (Chip) Mahan III. “The last few months put mounting pressure on many financial institutions. While Live Oak sits in a unique and strong position, others across the industry still see headwinds as credit continues to tighten, the branch model remains costly, and customers demand higher deposit rates. This quarter demonstrated the strength of our digital lending and deposit franchise as we drive value and innovation for our small business customers who continue to seek a bank dedicated to their needs.”
Second Quarter 2023 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	2Q 2023	1Q 2023	Dollars	Percent	2Q 2022
Total revenue(1)	$108,458	$101,596	$6,862	7%	$208,463
Total noninterest expense	76,457	78,962	(2,505)	(3)	80,879
Income before taxes	18,973	3,613	15,360	425	122,317
Effective tax rate	7.5%	89.0%	n/a	n/a	20.7%
Net income	$17,544	$398	$17,146	4,308%	$97,039
Diluted earnings per share	0.39	0.01	0.38	3,800	2.16
Loan and lease production:
Loans and leases originated	$861,033	$1,030,882	$(169,849)	(16)%	$959,635
% Fully funded	49.4%	54.5%	n/a	n/a	58.6%
Total loans and leases:	$8,360,174	$8,220,279	$139,895	2%	$7,059,943
Total assets:	10,819,196	10,364,297	454,899	4	9,120,897
Total deposits:	9,879,111	9,421,994	457,117	5	8,155,744
(1)Total revenue consists of net interest income and total noninterest income.
Loans and Leases
As of June 30, 2023, the total loan and lease portfolio was $8.36 billion, 1.7% above its level at March 31, 2023, and 18.4% above its level a year ago. This growth was the product of strong origination volumes. Compared to the first quarter of 2023, loans and leases held for investment increased $149.4 million, or 1.9%, to $7.84 billion while loans held for sale decreased $9.5 million, or 1.8%, to $523.8 million. The decrease in loans held for sale was principally due to the impact of market conditions in the current rate environment which has influenced management's intent to hold a greater portion of loans for investment combined with higher loan sale levels in the second quarter of 2023. Average loans and leases were $8.29 billion during the second quarter of 2023 compared to $8.06 billion during the first quarter of 2023.
The total loan and lease portfolio at June 30, 2023, and March 31, 2023, was comprised of 39.6% and 40.9% of guaranteed loans and leases, respectively.
Loan and lease originations totaled $861.0 million during the second quarter of 2023, a decrease of $169.8 million, or 16.5%, from the first quarter of 2023. Loan and lease originations decreased $98.6 million, or 10.3%, from the second quarter of 2022.

Deposits
Total deposits increased to $9.88 billion at June 30, 2023, an increase of $457.1 million compared to March 31, 2023, and an increase of $1.72 billion compared to June 30, 2022. The increase in total deposits from prior periods was to support growth in the loan and lease portfolio combined with strong deposit inflows.
Average total interest-bearing deposits for the second quarter of 2023 increased $613.2 million, or 6.9%, to $9.49 billion, compared to $8.88 billion for the first quarter of 2023. The ratio of average total loans and leases to average interest-bearing deposits was 87.3% for the second quarter of 2023, compared to 90.8% for the first quarter of 2023.
Borrowings
Borrowings totaled $28.3 million at June 30, 2023 compared to $30.8 million and $86.2 million at March 31, 2023, and June 30, 2022, respectively. During the second quarter of 2023, the Company decreased borrowings by $2.5 million and $57.9 million as compared to March 31, 2023, and June 30, 2022, respectively. The decrease from the second quarter of 2022 was primarily the result of paying off the outstanding balance of the Federal Reserve’s Paycheck Protection Program Liquidity Facility in September 2022.
Net Interest Income
Net interest income for the second quarter of 2023 was $84.3 million compared to $82.0 million for the first quarter of 2023 and $79.9 million for the second quarter of 2022. The net interest margin for the second quarter of 2023 and first quarter of 2023 was 3.29% and 3.46%, respectively, a decrease of 17 basis points quarter over quarter. This decrease was due to higher average liquidity levels as well as recent interest rate increases where new and existing deposits are repricing more rapidly than the Company’s total loan and lease portfolio. During the second quarter of 2023, the average cost of interest-bearing liabilities increased by 48 basis points while the average yield on interest-earning assets increased by 24 basis points.
The increase in net interest income for the second quarter of 2023 compared to the second quarter of 2022 was driven by growth in variable interest-earning assets following the first quarter of 2023 Federal Reserve rate increases combined with increased levels of cash, investments and the total loan and lease portfolio. Partially mitigating this increase was a decrease in the net interest margin arising from an increase in interest-bearing liabilities combined with the increase in average cost of funds outpacing the increase in average yield on interest-earning assets.
Noninterest Income
Noninterest income for the second quarter of 2023 was $24.2 million, an increase of $4.6 million compared to the first quarter of 2023, and a decrease of $104.4 million compared to the second quarter of 2022. The primary drivers in noninterest income changes are outlined below.
The loan servicing asset revaluation resulted in a loss of $2.8 million for the second quarter of 2023 compared to a $356 thousand gain for the first quarter of 2023 and a $8.7 million loss for the second quarter of 2022. The fluctuation in the servicing asset revaluation as compared with the first quarter of 2023 was principally the result of market premiums moving down in the second quarter of 2023. The lower level of revaluation loss compared to the second quarter of 2022 was the result of negative market trends in the second quarter of 2022 outpacing those in the second quarter of 2023.
Net gains on sales of loans for the second quarter of 2023 was $10.8 million, a $629 thousand increase compared to the first quarter of 2023, and a $5.2 million increase compared to the second quarter of 2022. The increase in net gains on sales of loans for both comparative periods was principally the result of a higher volume of loan sales in the second quarter of 2023. The volume of guaranteed loans sold was $245.1 million for the second quarter of 2023, compared to $167.8 million sold in the first quarter of 2023, and $68.8 million sold in the second quarter of 2022. Partially mitigating the increase in net gains on loan sales for comparative periods was lower premiums in the second quarter of 2023. The average gain on sale premium of guaranteed loans was 105%, 106% and 108% for the second quarter of 2023, first quarter of 2023 and second quarter of 2022, respectively.
Loans accounted for under the fair value option had a net gain of $1.7 million for the second quarter of 2023, a $4.5 million net loss for the first quarter of 2023, and a $4.5 million net loss for the second quarter of 2022. The increase in valuation of loans accounted for under the fair value option compared to both prior periods was largely the result of moderating interest rate impacts in the second quarter of 2023 combined with a continued decline in the size of the underlying portfolio.
Equity method investment losses totaled $2.1 million for the second quarter of 2023, a $121.1 million decrease from the net gain for the second quarter of 2022. The decrease was principally related to the second quarter of 2022 $120.5 million gain associated with Fiserv, Inc.’s acquisition of the Company’s ownership in Finxact, Inc.

Noninterest Expense
Noninterest expense for the second quarter of 2023 totaled $76.5 million compared to $79.0 million for the first quarter of 2023 and $80.9 million for the second quarter of 2022. The primary drivers in noninterest expense changes are outlined below.
Salaries and employee benefits for the second quarter of 2023 decreased $1.7 million compared to the first quarter of 2023 and $3.2 million compared to the second quarter of 2022. This decrease was largely the product of lower levels in bonus accruals.
Professional services expense for the second quarter of 2023 increased $1.1 million compared to the first quarter of 2023 and decreased $2.0 million compared to the second quarter of 2022. The quarter over quarter increase was due to a $1.3 million insurance recovery in the first quarter of 2023 while the decrease compared to the second quarter of 2022 was primarily driven by lower levels of legal fees.
Technology expense increased $2.2 million compared to the second quarter of 2022 primarily related to enhanced investments in the Company’s technology resources.
FDIC insurance expense increased $1.7 million compared to the first quarter of 2023 and $2.9 million compared to the second quarter of 2022. This increase is largely the result of rate increases effective in 2023 combined with the ongoing growth of Live Oak Banking Company.
Contributions and donations for the second quarter of 2023 decreased $5.5 million compared to the second quarter of 2022. This decrease was related to a special charitable donation during the second quarter of 2022 of $5.0 million made in connection with the Finxact gain discussed earlier.
Other noninterest expense decreased by $3.5 million during the second quarter of 2023 compared to the first quarter of 2023, largely related to $2.3 million in decreased levels of reserve expense on unfunded commitments. Refinements to the assumptions for estimating this reserve in the first quarter of 2023 resulted in a higher level of expense during that period.
Asset Quality
During the second quarter of 2023, the Company recognized net charge-offs for loans carried at historical cost of $1.2 million, compared to $6.7 million in the first quarter of 2023 and $2.5 million in the second quarter of 2022. Net charge-offs as a percentage of average held for investment loans and leases carried at historical cost, annualized, for the quarters ended June 30, 2023, March 31, 2023 and June 30, 2022, was 0.06%, 0.38% and 0.19%, respectively.
Unguaranteed nonperforming (nonaccrual) loans and leases, excluding $8.6 million and $8.2 million accounted for under the fair value option at June 30, 2023, and March 31, 2023, respectively, increased to $44.9 million, or 0.61% of loans and leases held for investment which are carried at historical cost, at June 30, 2023, compared to $22.0 million, or 0.30%, at March 31, 2023.
Provision for Loan and Lease Credit Losses
The provision for loan and lease credit losses for the second quarter of 2023 totaled $13.0 million compared to $19.0 million for the first quarter of 2023 and $5.3 million for the second quarter of 2022. The provision expense in the second quarter of 2023 was primarily the result of continued growth of the loan and lease portfolio combined with specific reserve increases on two impaired loans.
The allowance for credit losses on loans and leases totaled $120.1 million at June 30, 2023 compared to $108.2 million at March 31, 2023. The allowance for credit losses on loans and leases as a percentage of total loans and leases held for investment carried at historical cost was 1.62% and 1.50% at June 30, 2023, and March 31, 2023, respectively.

Income Tax
Income tax expense and related effective tax rate was $1.4 million and 7.5% for the second quarter of 2023, $3.2 million and 89.0% for the first quarter of 2023 and $25.3 million and 20.7% for the second quarter of 2022, respectively. The lower level of income tax expense for the second quarter of 2023 compared to the first quarter of 2023 was primarily the result of discrete items related to stock compensation expense during the first quarter of 2023. The lower level of income tax expense in the second quarter of 2023 compared to the second quarter of 2022 was principally related to decreased pretax income combined with increased tax credits.
Conference Call
Live Oak will host a conference call to discuss the company's financial results and business outlook tomorrow, July 26, 2023, at 9:00 a.m. ET. The call will be accessible by telephone and webcast using Conference ID: 52547679. A supplementary slide presentation will be posted to the website prior to the event, and a replay will be available for 12 months following the event. The conference call details are as follows:
Live Telephone Dial-In
U.S.: 888.259.6580
International: +1 416.764.8624
Pass Code: None Required
Live Webcast Log-In
Webcast Link: investor.liveoakbank.com
Registration: Name and Email Required
Multi-Factor Code: Provided After Registration

Important Note Regarding Forward-Looking Statements
Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; the impacts of global health crises and pandemics, such as the Coronavirus Disease 2019 (COVID-19) pandemic, on trade (including supply chains and export levels), travel, employee productivity and other economic activities that may have a destabilizing and negative effect on financial markets, economic activity and customer behavior; recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the debt ceiling and the federal budget; adverse results, including related fees and expenses, from pending or future lawsuits, government investigations or private actions; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
About Live Oak Bancshares, Inc.
Live Oak Bancshares, Inc. (NYSE: LOB) is a financial holding company and the parent company of Live Oak Bank. Live Oak Bancshares and its subsidiaries partner with businesses that share a groundbreaking focus on service and technology to redefine banking. To learn more, visit www.liveoakbank.com.
Contacts:
William C. (BJ) Losch, III | CFO & Chief Banking Officer | Investor Relations | 910.202.6926
Claire Parker | SVP Corporate Communications | Media Relations | 910.597.1592

Live Oak Bancshares, Inc.
Quarterly Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended					2Q 2023 Change vs.
	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022	1Q 2023	2Q 2022
Interest income						%	%
Loans and fees on loans	$152,362	$139,052	$127,310	$107,880	$94,157	9.6	61.8
Investment securities, taxable	8,503	7,547	6,716	5,506	4,046	12.7	110.2
Other interest earning assets	8,847	4,817	2,584	2,448	1,044	83.7	747.4
Total interest income	169,712	151,416	136,610	115,834	99,247	12.1	71.0
Interest expense
Deposits	85,003	67,595	50,357	31,553	18,777	25.8	352.7
Borrowings	407	1,804	351	395	536	(77.4)	(24.1)
Total interest expense	85,410	69,399	50,708	31,948	19,313	23.1	342.2
Net interest income	84,302	82,017	85,902	83,886	79,934	2.8	5.5
Provision for loan and lease credit losses	13,028	19,021	19,671	14,169	5,267	(31.5)	147.4
Net interest income after provision for loan and lease credit losses	71,274	62,996	66,231	69,717	74,667	13.1	(4.5)
Noninterest income
Loan servicing revenue	6,687	6,380	6,296	6,230	6,477	4.8	3.2
Loan servicing asset revaluation	(2,831)	356	(5,016)	(1,324)	(8,668)	(895.2)	67.3
Net gains on sales of loans	10,804	10,175	7,362	9,275	5,630	6.2	91.9
Net gain (loss) on loans accounted for under the fair value option	1,728	(4,529)	571	4,420	(4,461)	138.2	138.7
Equity method investments (loss) income	(2,055)	(2,952)	(1,818)	29,136	119,056	30.4	(101.7)
Equity security investments gains (losses), net	121	77	868	876	1,655	57.1	(92.7)
Lease income	2,535	2,535	2,555	2,516	2,510	—	1.0
Management fee income	3,266	3,472	3,200	2,844	2,558	(5.9)	27.7
Other noninterest income	3,901	4,065	5,053	3,751	3,772	(4.0)	3.4
Total noninterest income	24,156	19,579	19,071	57,724	128,529	23.4	(81.2)
Noninterest expense
Salaries and employee benefits	43,066	44,765	42,560	43,479	46,276	(3.8)	(6.9)
Travel expense	2,770	2,411	1,872	2,372	2,358	14.9	17.5
Professional services expense	1,996	927	2,453	2,505	3,988	115.3	(49.9)
Advertising and marketing expense	3,009	3,603	3,892	2,621	2,301	(16.5)	30.8
Occupancy expense	2,205	1,925	3,469	2,519	2,773	14.5	(20.5)
Technology expense	8,005	7,729	8,849	7,770	5,762	3.6	38.9
Equipment expense	4,023	3,818	3,759	3,761	3,784	5.4	6.3
Other loan origination and maintenance expense	3,442	3,927	3,657	3,376	3,022	(12.4)	13.9
Renewable energy tax credit investment impairment	—	69	8,446	7,721	50	(100.0)	(100.0)
FDIC insurance	5,061	3,403	2,923	2,697	2,164	48.7	133.9
Contributions and donations	—	—	33	191	5,515	—	(100.0)
Other expense	2,880	6,385	2,672	4,036	2,886	(54.9)	(0.2)
Total noninterest expense	76,457	78,962	84,585	83,048	80,879	(3.2)	(5.5)
Income before taxes	18,973	3,613	717	44,393	122,317	425.1	(84.5)
Income tax expense (benefit)	1,429	3,215	(1,075)	1,525	25,278	(55.6)	(94.3)
Net income	$17,544	$398	$1,792	$42,868	$97,039	4,308.0	(81.9)
Earnings per share
Basic	$0.40	$0.01	$0.04	$0.97	$2.22	3,900.0	(82.0)
Diluted	$0.39	$0.01	$0.04	$0.96	$2.16	3,800.0	(81.9)
Weighted average shares outstanding
Basic	44,327,474	44,157,156	44,005,220	43,914,920	43,824,707
Diluted	44,835,089	44,964,616	44,794,941	44,797,109	44,803,278

Live Oak Bancshares, Inc.
Quarterly Balance Sheets (unaudited)
(Dollars in thousands)

	As of the quarter ended					2Q 2023 Change vs.
	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022	1Q 2023	2Q 2022
Assets						%	%
Cash and due from banks	$808,131	$463,186	$280,239	$335,046	$580,493	74.5	39.2
Federal funds sold	—	—	136,397	68,324	51,694	—	(100.0)
Certificates of deposit with other banks	4,000	4,000	4,000	4,250	4,250	—	(5.9)
Investment securities available-for-sale	1,133,146	1,149,691	1,014,719	1,005,372	927,968	(1.4)	22.1
Loans held for sale (1)	523,776	533,292	554,610	537,649	1,199,734	(1.8)	(56.3)
Loans and leases held for investment (2)	7,836,398	7,686,987	7,344,178	6,853,382	5,860,209	1.9	33.7
Allowance for credit losses on loans and leases	(120,116)	(108,242)	(96,566)	(78,291)	(65,863)	(11.0)	(82.4)
Net loans and leases	7,716,282	7,578,745	7,247,612	6,775,091	5,794,346	1.8	33.2
Premises and equipment, net	269,485	268,138	263,290	260,285	257,926	0.5	4.5
Foreclosed assets	—	—	—	1,178	191	—	(100.0)
Servicing assets	31,042	29,357	26,323	29,081	28,661	5.7	8.3
Other assets	333,334	337,888	328,308	298,374	275,634	(1.3)	20.9
Total assets	$10,819,196	$10,364,297	$9,855,498	$9,314,650	$9,120,897	4.4	18.6
Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$229,833	$176,439	$194,100	$170,336	$119,371	30.3	92.5
Interest-bearing	9,649,278	9,245,555	8,690,828	8,234,573	8,036,373	4.4	20.1
Total deposits	9,879,111	9,421,994	8,884,928	8,404,909	8,155,744	4.9	21.1
Borrowings	28,317	30,767	83,203	35,616	86,209	(8.0)	(67.2)
Other liabilities	79,280	88,729	76,334	71,957	87,282	(10.6)	(9.2)
Total liabilities	9,986,708	9,541,490	9,044,465	8,512,482	8,329,235	4.7	19.9
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—	—	—
Class A common stock (voting)	341,032	334,672	330,854	325,632	320,924	1.9	6.3
Class B common stock (non-voting)	—	—	—	—	—	—	—
Retained earnings	589,036	572,530	572,497	571,778	530,021	2.9	11.1
Accumulated other comprehensive loss	(97,580)	(84,395)	(92,318)	(95,242)	(59,283)	15.6	64.6
Total shareholders' equity	832,488	822,807	811,033	802,168	791,662	1.2	5.2
Total liabilities and shareholders’ equity	$10,819,196	$10,364,297	$9,855,498	$9,314,650	$9,120,897	4.4	18.6
(1)Includes $23.5 million measured at fair value for the quarter ended June 30, 2022.
(2)Includes $441.8 million, $467.0 million, $494.5 million, $512.2 million and $530.6 million measured at fair value for the quarters ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022 respectively.

Live Oak Bancshares, Inc.
Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Six Months Ended
	June 30, 2023	June 30, 2022
Interest income
Loans and fees on loans	$291,414	$183,355
Investment securities, taxable	16,050	7,445
Other interest earning assets	13,664	1,229
Total interest income	321,128	192,029
Interest expense
Deposits	152,598	33,125
Borrowings	2,211	1,191
Total interest expense	154,809	34,316
Net interest income	166,319	157,713
Provision for loan and lease credit losses	32,049	7,103
Net interest income after provision for loan and lease credit losses	134,270	150,610
Noninterest income
Loan servicing revenue	13,067	12,833
Loan servicing asset revaluation	(2,475)	(10,237)
Net gains on sales of loans	20,979	26,607
Net loss on loans accounted for under the fair value option	(2,801)	(3,945)
Equity method investments (loss) income	(5,007)	116,932
Equity security investments gains (losses), net	198	1,611
Lease income	5,070	5,013
Management fee income	6,738	4,046
Other noninterest income	7,966	8,337
Total noninterest income	43,735	161,197
Noninterest expense
Salaries and employee benefits	87,831	84,783
Travel expense	5,181	4,255
Professional services expense	2,923	6,779
Advertising and marketing expense	6,612	4,030
Occupancy expense	4,130	5,100
Technology expense	15,734	11,815
Equipment expense	7,841	7,600
Other loan origination and maintenance expense	7,369	6,135
Renewable energy tax credit investment impairment	69	50
FDIC insurance	8,464	4,136
Contributions and donations	—	6,238
Other expense	9,265	5,672
Total noninterest expense	155,419	146,593
Income before taxes	22,586	165,214
Income tax expense	4,644	33,666
Net income	$17,942	$131,548
Earnings per share
Basic	$0.41	$3.01
Diluted	$0.40	$2.92
Weighted average shares outstanding
Basic	44,242,785	43,763,681
Diluted	44,900,323	45,015,763

Live Oak Bancshares, Inc.
Quarterly Selected Financial Data
(Dollars in thousands, except per share data)

	As of and for the three months ended
	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022
Income Statement Data
Net income	$17,544	$398	$1,792	$42,868	$97,039
Per Common Share
Net income, diluted	$0.39	$0.01	$0.04	$0.96	$2.16
Dividends declared	0.03	0.03	0.03	0.03	0.03
Book value	18.77	18.58	18.41	18.24	18.05
Tangible book value (1)	18.69	18.50	18.32	18.15	17.97
Performance Ratios
Return on average assets (annualized)	0.66%	0.02%	0.08%	1.86%	4.40%
Return on average equity (annualized)	8.26	0.19	0.88	20.79	46.14
Net interest margin	3.29	3.46	3.76	3.84	3.89
Efficiency ratio (1)	70.49	77.72	80.58	58.65	38.80
Noninterest income to total revenue	22.27	19.27	18.17	40.76	61.66
Selected Loan Metrics
Loans and leases originated	$861,033	$1,030,882	$1,177,688	$1,005,235	$959,635
Outstanding balance of sold loans serviced	3,813,852	3,616,701	3,481,885	3,345,907	3,329,616
Asset Quality Ratios
Allowance for credit losses to loans and leases held for investment (3)	1.62%	1.50%	1.41%	1.23%	1.24%
Net charge-offs (3)	$1,154	$6,669	$1,396	$1,741	$2,462
Net charge-offs to average loans and leases held for investment (2) (3)	0.06%	0.38%	0.09%	0.12%	0.19%

Nonperforming loans and leases at historical cost (3)
Unguaranteed	$44,899	$22,002	$18,784	$14,334	$11,974
Guaranteed	66,322	63,696	54,608	45,730	33,794
Total	111,221	85,698	73,392	60,064	45,768
Unguaranteed nonperforming historical cost loans and leases, to loans and leases held for investment (3)	0.61%	0.30%	0.27%	0.23%	0.22%

Nonperforming loans at fair value (4)
Unguaranteed	$8,602	$8,193	$6,678	$2,736	$3,615
Guaranteed	45,114	43,968	38,212	25,169	27,895
Total	53,716	52,161	44,890	27,905	31,510
Unguaranteed nonperforming fair value loans to fair value loans held for investment (4)	1.95%	1.75%	1.35%	0.53%	0.68%
Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	11.55%	11.67%	12.46%	13.16%	13.14%
Tier 1 leverage capital (to average assets)	8.46	8.70	9.26	9.49	9.44
Notes to Quarterly Selected Financial Data
(1)See accompanying GAAP to Non-GAAP Reconciliation.
(2)Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.
(3)Loans and leases at historical cost only (excludes loans measured at fair value).
(4)Loans accounted for under the fair value option only (excludes loans and leases carried at historical cost).

Live Oak Bancshares, Inc.
Quarterly Average Balances and Net Interest Margin
(Dollars in thousands)

	Three Months Ended June 30, 2023			Three Months Ended March 31, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Interest-earning balances in other banks	$731,427	$8,847	4.85%	$220,114	$3,193	5.88%
Federal funds sold	—	—	—	140,033	1,624	4.70
Investment securities	1,252,320	8,503	2.72	1,187,377	7,547	2.58
Loans held for sale	516,378	12,153	9.44	560,155	11,986	8.68
Loans and leases held for investment(1)	7,773,816	140,209	7.23	7,497,824	127,066	6.87
Total interest-earning assets	10,273,941	169,712	6.63	9,605,503	151,416	6.39
Less: Allowance for credit losses on loans and leases	(108,552)			(94,283)
Noninterest-earning assets	499,661			600,471
Total assets	$10,665,050			$10,111,691
Interest-bearing liabilities:
Interest-bearing checking	$300,046	$3,968	5.30%	$21,668	$271	5.07%
Savings	4,277,850	41,930	3.93	4,207,286	36,251	3.49
Money market accounts	121,382	184	0.61	114,084	137	0.49
Certificates of deposit	4,792,289	38,921	3.26	4,535,363	30,936	2.77
Total deposits	9,491,567	85,003	3.59	8,878,401	67,595	3.09
Borrowings	37,997	407	4.30	158,508	1,804	4.62
Total interest-bearing liabilities	9,529,564	85,410	3.59	9,036,909	69,399	3.11
Noninterest-bearing deposits	205,741			177,078
Noninterest-bearing liabilities	80,427			64,409
Shareholders' equity	849,318			833,295
Total liabilities and shareholders' equity	$10,665,050			$10,111,691
Net interest income and interest rate spread		$84,302	3.04%		$82,017	3.28%
Net interest margin			3.29			3.46
Ratio of average interest-earning assets to average interest-bearing liabilities			107.81%			106.29%
(1)Average loan and lease balances include non-accruing loans and leases.

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands)

	As of and for the three months ended
	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022
Total shareholders’ equity	$832,488	$822,807	$811,033	$802,168	$791,662
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,797	1,835	1,873	1,912	1,950
Tangible shareholders’ equity (a)	$828,894	$819,175	$807,363	$798,459	$787,915
Shares outstanding (c)	44,351,715	44,290,840	44,061,244	43,981,350	43,854,011
Total assets	$10,819,196	$10,364,297	$9,855,498	$9,314,650	$9,120,897
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,797	1,835	1,873	1,912	1,950
Tangible assets (b)	$10,815,602	$10,360,665	$9,851,828	$9,310,941	$9,117,150
Tangible shareholders’ equity to tangible assets (a/b)	7.66%	7.91%	8.20%	8.58%	8.64%
Tangible book value per share (a/c)	$18.69	$18.50	$18.32	$18.15	$17.97
Efficiency ratio:
Noninterest expense (d)	$76,457	$78,962	$84,585	$83,048	$80,879
Net interest income	84,302	82,017	85,902	83,886	79,934
Noninterest income	24,156	19,579	19,071	57,724	128,529
Total revenue (e)	$108,458	$101,596	$104,973	$141,610	$208,463
Efficiency ratio (d/e)	70.49%	77.72%	80.58%	58.65%	38.80%
This press release presents non-GAAP financial measures. The adjustments to reconcile from the non-GAAP financial measures to the applicable GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.